Exhibit 10.3

AMENDED AND RESTATED

FLAGSTONE REINSURANCE HOLDINGS LIMITED

PERFORMANCE SHARE UNIT PLAN

November     , 2006

Flagstone Reinsurance Holdings Limited
Performance Share Unit Plan

1.                                      PURPOSE

The purpose of this Plan is to advance the interests of the Company and its shareholders by providing PSUs as incentive compensation to certain key Employees of the Company and its subsidiaries, as well as, at the discretion of the Compensation Committee, employees of companies that provide operational support or other services to the Company.

2.                                      DEFINITIONS

(a)                                  “Adverse Change in the Plan” is defined in paragraph 12.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Change in Control” is defined in paragraph 9.

(d)                                 “Common Shares” shall mean common shares of the Company.

(e)                                  “Company” means Flagstone Reinsurance Holdings Limited.

(f)                                    “Compensation Committee” means the Compensation Committee of the Board.

(g)                                 “Constructive Termination” is defined in paragraph 11.

(h)                                 “Employee” means any person, including officers, employed by the Company or any Subsidiary of the Company. Such term shall also include directors of the Company or any Subsidiary of the Company. Such term shall also include, at the discretion of the Compensation Committee, employees of companies that provide operational support or other services to the Company. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary or any successor. Notwithstanding anything else contained herein, Mark Byrne shall not be considered an Employee for purposes of the Plan.

(i)                                     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(j)                                     “Hostile Takeover Termination” is defined in paragraph 13.

(k)                                  “Maximum Award” shall mean the maximum number of Common Shares that an Employee would be entitled to receive if all of the performance goals set forth in a particular PSU were satisfied over the Performance Period(s) set forth in such PSU.

(l)                                     “Performance Period(s)” means the period(s) during which an employee must perform pursuant to the grant of a PSU; provided, however, that any such period must end on December 31 of the relevant fiscal year.

(m)                               “Plan” means this Flagstone Reinsurance Holdings Limited Performance Share Unit Plan.

(n)                                 “PSU” means a Performance Share Unit.

(o)                                 “Subsidiary”, as used herein, has the meaning assigned to the term “subsidiary company” in the Companies Act, 1981 of Bermuda.

(p)                                 “Termination Without Cause” is defined in paragraph 10.

3.                                      ADMINISTRATION OF THE PLAN

(a)                                  Administration. The Plan shall be administered by the Compensation Committee. No member of the Compensation Committee shall be an Employee of the Company eligible to receive PSUs under the Plan or shall have been eligible within one year prior to his appointment to receive PSUs under the Plan or to receive awards under any other plan of the Company or any of its subsidiaries under which participants are entitled to acquire shares, share options or share appreciation rights of the Company or any of its subsidiaries.

(b)                                 Powers of the Administrator. The Compensation Committee shall have exclusive authority to select the Employees to be granted PSUs, to determine the number of PSUs to be granted and the terms (including the performance goals and Performance Period(s)) of such PSUs and to prescribe the form of the instruments embodying such PSUs. The Compensation Committee shall be authorized to interpret the Plan and the PSUs granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any PSU grant instrument in the manner and to the extent the Compensation Committee deems desirable to carry it into effect. Any decision of the Compensation Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Compensation Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Compensation Committee. No member of the Company shall be liable for anything done, or for any failure to act, by him or by any other member of the Compensation Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

(c)                                  Eligibility. PSUs may be granted only to Employees, excluding Employees whose employment contracts specify that they are not entitled to receive PSUs.

4.                                      AWARDS

(a)                                  Type of Awards Under the Plan. Awards under the Plan shall be limited to PSUs.

(b)                                 Maximum Number PSUs and Maximum Number of Common Shares that may be Issued Pursuant to PSUs Under the Plan. The maximum number of PSUs that may be granted under the Plan shall be 2,800,000 PSUs. The maximum number of PSUs that may be granted under the Plan to any one Employee shall be half the maximum number of PSUs that may be granted under the Plan to all Employees. The aggregate Maximum Awards that shall be issuable under the Plan shall not exceed 5,600,000 Common Shares. If a PSU is forfeited or otherwise cancelled, or if an Employee does not achieve the Maximum Award pursuant to a PSU, the Common Shares underlying such PSU shall become available for future grant under PSUs pursuant the Plan (unless the Plan has terminated).

5.                                      RIGHTS WITH RESPECT TO PSUs

An Employee to whom PSUs are granted (and any person succeeding to such employee’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares issuable pursuant thereto until such Employee’s name is entered into the Register of Members of the Company and until the date of the issuance of a share certificate (whether or not delivered) therefor. Except as provided in paragraph 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such share certificate is issued.

6.                                      PSUs

The grant of PSUs to an Employee will entitle him to receive, without payment to the Company, all or a portion of the Maximum Award, as determined by the Compensation Committee, if the terms and conditions specified herein and in the PSU are satisfied. Payment in respect of a PSU shall be made as provided in subparagraph 6(f). Each grant of PSUs shall be subject to the following terms and conditions:

(a)                                  The Compensation Committee shall determine the number of PSUs to be granted to each Employee. PSUs may be issued in different classes or series having different terms and conditions.

(b)                                 Subject to subparagraph 6(f), at the end of the Performance Period(s) specified in the grant of a PSU, an Employee shall be entitled to receive the Maximum Award if the performance objectives set forth in the grant of such PSU are attained in full. If  the performance objectives specified in the grant are attained in part but not in full, the Compensation Committee, in its sole discretion, shall determine the percentage of the Maximum Award, if any, to which the Employee is entitled under the PSU.

(c)                                  PSUs shall be cancelled if the Employee’s continuous employment with the Company or any of its subsidiaries or with any company that provides operational support or other services to the Company shall terminate for any reason prior to the end of the Performance Period(s), unless such termination results in Related Employment (as defined in paragraph 8), and except as otherwise specified in this subparagraph 6(c) or in subparagraphs 6(d) or 6(e). Notwithstanding the foregoing and without regard to subparagraph 6(b):

(i)                                     if an Employee shall, while employed by the Company or any of its subsidiaries or by any company that provides operational support or other services to the Company or while engaged in Related Employment, die or become disabled (within the meaning of paragraph 7) prior to the end of the Performance Period(s), the PSUs granted to such Employee shall be cancelled at the end of the next ending Performance Period and he, or his legal representative, as the case may be, shall become entitled to receive a cash payment (determined in accordance with subparagraph 6(f)) in respect of the Common Shares he would have received had he been in continuous employment with the Company through the end of such Performance Period and had the performance objectives, if any, that were imposed been achieved; or

(ii)                                  if an Employee shall retire under an approved retirement program of the Company or a Subsidiary (or such other plan as may be approved by the Compensation Committee, in its sole discretion, for this purpose) prior to the end of the Performance Period(s), then:

(A)                              if at the time of his retirement the Employee is 65 years old or older, the PSUs shall be cancelled at the end of the next ending Performance Period, and he shall become entitled to receive a cash payment (determined in accordance with subparagraph 6(f)) in respect of the Common Shares he would have received had he been in continuous employment with the Company through the end of the Performance Period and had the performance objectives, if any, that were imposed been achieved,

(B)                                if at the time of his retirement the Employee is less than 65 years old and his retirement occurs before 24 months have elapsed since the grant of the PSUs, the PSUs shall be cancelled and the Employee shall become entitled to receive a cash payment (determined in accordance with subparagraph 6(f)) in respect one-ninth of the Common Shares he would have received had he been in continuous employment with the Company through the end of the next ending Performance Period and had the performance objectives, if any, that were imposed been achieved, or

(C)                                if at the time of his retirement the Employee is less than 65 years old and his retirement occurs after 24 months or more have elapsed since the grant of the PSUs, the PSUs shall be cancelled and the Employee shall become entitled to receive a cash payment (determined in accordance with subparagraph 6(f)) in respect two-ninths of the Common Shares he would have received had he been in continuous employment with the Company through the end of the next ending Performance Period and had the performance objectives, if any, that were imposed been achieved.

(d)                                 If within 24 months after a Change in Control of the Company as defined in paragraph 9 and prior to the end of a Performance Period:

(i)                                     there is a Termination Without Cause, as defined in paragraph 10, of the employment of an Employee;

(ii)                                  there is a Constructive Termination, as defined in paragraph 11, of the employment of an Employee; or

(iii)                               there occurs an Adverse Change in the Plan, as defined in paragraph 12, in respect of an Employee, then:

(A)                              the Employee shall become entitled to receive:

(1)                                  The Maximum Award multiplied by a fraction the numerator of which is the number of full months which have elapsed since the date of the PSU grant to the end of the first month in which occurs one of the events described in clauses (i), (ii) or (iii) of subparagraph 6(d) and the denominator of which is the total number of months in the Performance Period(s), plus

(2)                                  If the number of Common Shares determined pursuant to subclause (1) above is less than the Maximum Award (such difference being referred to herein as the “Deficiency”), the Employee shall receive Common Shares equal to all or a portion of such Deficiency as follows:

•                                          if the Compensation Committee shall have determined, prior to the Change in Control and based on the most recent performance status reports, that the performance objectives for the particular grant were being met at the date of the determination, the Employee shall receive Common Shares equal to the full Deficiency, and

•                                          if the determination of the Compensation Committee was that the performance objectives for the particular grant were not being met at the date of such determination, the Compensation Committee shall at the time of such determination have also made a determination as to the percentage of the Deficiency as to which the Employee is entitled to receive Common Shares, but in no event shall such percentage be less than fifty percent (50%).

(B)                                Payment of any amount in respect of PSUs as described above in this subparagraph 6(d) shall be made as promptly as possible after the occurrence of one of the events described in clauses 6(d)(i) through (iii).

(e)                                  Notwithstanding any other provision in the Plan, in the event of a Hostile Takeover Termination, the Employee shall immediately become entitled to the Maximum Award with respect to all PSUs granted to such Employee. Such Maximum Award shall be payable, in the sole discretion of the Compensation Committee, either by issuance of Common Shares or in cash based on the market price per Common Share as of the close of trading on the date of a Hostile Takeover Termination.

(f)                                    Payment of any amount due to an Employee in respect of the PSUs shall be made by the Company as promptly as practicable or shall be deferred to such other time or times as the Compensation Committee shall determine, and may be made in cash, by issuance of Common Shares, or partly in cash and partly by issuance of Common Shares as determined by the Compensation Committee. The amount of cash, if any, to be paid in lieu of issuance of Common Shares shall be determined based on the market price per Common Share as of the close of trading on the date on which an Employee becomes entitled to payment, whether or not such payment is deferred. Such deferred payments may be made by undertaking to pay cash in the future, together with such additional amounts as may accrue thereon until the date or dates of payment, as determined by the Compensation Committee in its sole discretion. In the case of issuance of Common Shares to an Employee, such Employee’s services rendered to the Company shall be deemed to constitute full payment to the Company of the par value of such Common Shares.

7.                                      DISABILITY

For the purposes of this Plan, an Employee shall be deemed to be disabled if the Compensation Committee shall determine that the physical or mental condition of the Employee is such as would entitle him to payment of monthly disability benefits under any disability plan of the Company or a Subsidiary in which he is a participant.

8.                                      RELATED EMPLOYMENT

For the purposes of this Plan, Related Employment shall mean the employment of an Employee by an employer which is neither the Company nor a Subsidiary provided: (i) such employment is undertaken by the individual and continued at the request of the Company or a Subsidiary; (ii) immediately prior to undertaking such employment, the individual was an officer or employee of the Company or a Subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Compensation Committee, in its sole discretion, as Related Employment for the purposes of this paragraph 7. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was an officer or employee of the Company.

9.                                      CHANGE IN CONTROL

For purposes of this Plan, a “Change in Control of the Company” shall occur if:

(a)                                  Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), excluding the initial subscribers to the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company’s then outstanding shares; or

(b)                                 the business of the Company for which the participant’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including shares of a Subsidiary of the Company).

10.                               TERMINATION WITHOUT CAUSE

For purposes of this Plan, “Termination Without Cause” shall mean a termination of the Employee’s employment with the Company or a Subsidiary by the Company or the Subsidiary other than for (i) disability as described in paragraph 7 or (ii) Cause. “Cause” shall mean (a) a material breach by the Employee of any contract between the Employee and the Company or a Subsidiary; (b) the willful and continued failure or refusal by the Employee to perform any duties reasonably required by the Company or a Subsidiary, after notification by the Company or the Subsidiary of such failure or refusal, and failing to correct such behaviour within 20 days of such notification; (c) commission by the Employee of a criminal offence or other offence of moral turpitude; (d) perpetration by the Employee of a dishonest act or common law fraud against the Company or a Subsidiary or a client of either; or (e) the Employee willfully engaging in misconduct which is materially injurious to the Company or a Subsidiary, including without limitation, the disclosure of any trade secrets, financial models, or computer software to persons outside the Company or a Subsidiary without the consent of the Company or a Subsidiary. Notwithstanding anything herein to the contrary, if the Employee’s employment with the Company or a Subsidiary shall terminate due to a Change in Control of the Company as described in paragraph 9, where the purchaser, as described in such paragraph, formally assumes the Company’s obligations under this Plan or places the Employee in a similar or like plan with no diminution of the value of the grants, such termination shall not be deemed to be a “Termination Without Cause.”

11.                               CONSTRUCTIVE TERMINATION

For purposes of this plan, a “Constructive Termination” shall mean a termination of employment with the Company or a Subsidiary at the initiative of the Employee that the Employee declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a Subsidiary and which follows (a) a material decrease in his salary or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the Employee makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this paragraph 11 until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this paragraph 11 on the basis of which the declaration of Constructive Termination is given.

12.                               ADVERSE CHANGE IN THE PLAN

For purposes of this plan, an “Adverse Change in the Plan” shall mean:

(a)                                  termination of the Plan pursuant to subparagraph 18(a);

(b)                                 amendment of the Plan pursuant to paragraph 17 that materially diminishes the value of PSU grants, either to individual Employees or in the aggregate, unless there is substituted concurrently authority to grant PSUs of comparable value to individual Employees in the Plan or in the aggregate, as the case may be; or,

(c)                                  in respect of any holder of a PSU a material diminution in his rights held under such PSU (except as may occur under the terms of the PSU as originally granted) unless there is substituted concurrently a PSU grant with a value at least comparable to the loss in value attributable to such diminution in rights.

13.                               HOSTILE TAKEOVER TERMINATION

For purposes of this plan, a “Hostile Takeover Termination” shall mean an Adverse Change in the Plan as described in paragraph 12 or any termination (including, but not limited to, a Termination Without Cause as described in paragraph 10 or a Constructive Termination as described in paragraph 11) of an Employee’s employment with the Company or a Subsidiary of the Company at any time following a Change in Control of the Company, as described in paragraph 9, that was opposed by the two Board members nominated by Haverford (Bermuda) Ltd.

14.                               DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the issued and outstanding Common Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, reorganization, amalgamation, combination or exchange of Common Shares or other similar event, and if the Compensation Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Common Shares that may be issued pursuant to PSUs under the Plan pursuant to paragraph 6 or in any measure of performance, then such adjustment shall be made by the Compensation Committee and shall be conclusive and binding for all purposes of the Plan.

15.                               DESIGNATION OF BENEFICIARY BY EMPLOYEE

An Employee may name in writing to the Compensation Committee a beneficiary to receive any payment to which he may be entitled in respect of PSUs under the Plan in the event of his death. An Employee may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to an Employee’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

16.                               MISCELLANEOUS PROVISIONS

(a)                                  No employee or other person shall have any claim or right to receive a grant of PSUs under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any Subsidiary.

(b)                                 An Employee’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an Employee’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Employee in the Plan shall be subject to any obligation or liability or such Employee.

(c)                                  No Common Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable laws and Bermuda law.

(d)                                 The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares upon payment of a PSU that the Employee pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares.

(e)                                  The expenses of the Plan shall be borne by the Company. However, if a grant of PSUs is made to an employee of a Subsidiary:

(i)                                     if such grant results in payment of cash to the Employee, such Subsidiary shall pay to the Company an amount equal to such cash payment; and

(ii)                                  if the grant results in the issuance to the Employee of Common Shares, such Subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Compensation Committee, on the date such Common Shares are issued.

(f)                                    The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan.

(g)                                 By accepting any grant or other benefit under the Plan, each Employee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Compensation Committee.

17.                               AMENDMENT

The Plan may be amended at any time and from time to time by the Board in accordance with the bye-laws of the Company, but no amendment which increases the aggregate number of Common Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. For the avoidance of doubt, any action taken by the Compensation Committee pursuant to paragraph 14 does not require shareholder approval. No amendment of the Plan shall adversely affect any right of any Employee with respect to any previous grant without such Employee’s written consent.

18.                               TERMINATION

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)                                  the adoption of a resolution of the Board terminating the Plan; or

(b)                                 ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company in accordance with paragraph 18 hereof.

No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any previous grant under the Plan.

19.                               SHAREHOLDER ADOPTION

The Plan shall be submitted to the shareholders of the Company for their approval or adoption. The Plan shall not be effective and no grant shall be made hereunder unless and until the Plan has been so approved and adopted by the shareholders in the manner required by the laws of Bermuda.

20.                               GOVERNING LAW

The Plan shall be governed by and construed and interpreted in accordance with the laws of Bermuda.

Schedule of Amendments

Clause	Amendment	Approved

Schedule of Amendments	New Schedule of Amendments included	Board of Directors meeting held on [•] April, 2006.

Definition of “Performance Period(s)”	Language added to clarify that any such period must end on December 31.	Board meeting held on [•] November , 2006.

Clause 2(h)	Definition of “Employee” changed to delete David Brown as an excluded party.	Board of Directors meeting held on [•] April, 2006.

Clause 4(b)	Increase maximum number of PSUs to[•] and increase aggregate Maximum Awards to [•]Common Shares.	Board meeting held on [•] November , 2006. Shareholders’ meeting held on [•] November, 2006.

Clause 6(e)

Compensation Committee given the option to pay the Maximum Award either in cash or by issuance of Common Shares in the event of a Hostile Takeover Termination. Cash value of Common Shares based on market value rather than net asset value as of the date of a Hostile Takeover Termination.

Board of Directors meeting held on [•] November, 2006.

Clause 6(f)	Cash value of Common Shares based on market value rather than net asset value as of the date employee becomes entitled	Board of Directors meeting held on [•] November, 2006.

to payment.

Paragraph 17	Language added to clarify that Compensation Committee action taken pursuant to Paragraph 14 does not require shareholder approval.	Board of Directors meeting held on [•] November , 2006.